                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into effective as of April 28, 1996, by and among ASTHMA & ALLERGY CAREAMERICA, INC., a Delaware corporation ("AACA"), its parent company, VIVRA INCORPORATED, a Delaware corporation ("VIVRA"), VIVRA's newly formed, wholly owned subsidiary ASTHMA & ALLERGY CAREAMERICA OF FLORIDA, INC., a Florida corporation ("AACAF"); BRENNAN, MARTELL AND MIRMELLI, M.D.'S, P.A., a Florida professional association (with such entity, existing either as a Florida professional association or as Brennan, Martell and Mirmelli, M.D.'s, Inc., a Florida business corporation following the amendment of its Articles of Incorporation as contemplated hereinafter, being referred to as "BM&M"), and BM&M's shareholders, FRANK R. MARTELL, M.D., ("Martell") and PHILIP C. MIRMELLI, M.D. ("Mirmelli") (Martell and Mirmelli being sometimes referred to herein as the "BM&M Physicians").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, BM&M owns and operates an allergy practice with its principal office location located at 201 N. University Drive, #103, Plantation, Florida 33324, together with its satellite locations in the South Florida area (collectively the "Business");

     WHEREAS, the BM&M Physicians own all of the outstanding stock of BM&M;

     WHEREAS, the parties desire to convert BM&M to a Florida business corporation and then to merge AACAF with and into BM&M, with BM&M being the surviving corporation in the merger, exchanging BM&M Common Stock for VIVRA Common Stock;

     WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a "reorganization" within the provisions of Section 368 of the Internal Revenue Code of 1986, as amended;

     WHEREAS, for accounting purposes, it is intended that the merger shall be accounted for as a pooling of interests;

     WHEREAS, BM&M and the BM&M Physicians have entered into that certain Master Merger Agreement of even date (the "Master Merger Agreement") with VIVRA, AACA, AACA's newly formed wholly owned subsidiary AACA-AAI Acquisition, Inc. ("AACA-AAI"), BM&M, and Asthma & Allergy Institute of South Florida, P.A. ("AAI"), which contemplates that AACA-AAI will merge with and into AAI at the same time that AACAF merges into BM&M;

     WHEREAS, the merger of AACAF into BM&M is subject to the simultaneous consummation of the merger of AACA-AAI with and into AAI; and

     WHEREAS, VIVRA and AACA wish for AACA to be the sole shareholder of BM&M as the surviving corporation in the merger;

     NOW, THEREFORE, in consideration of these premises and the agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1.  THE MERGER.
            ----------

     1.1    AGREEMENT TO MERGE.  On the terms, subject to the conditions, and
            ------------------
for the consideration hereinafter stated, the parties hereto agree that AACAF shall be merged with and into BM&M, with BM&M being the surviving corporation (the "Surviving Corporation"). The merger of AACAF with and into BM&M (the "Merger") shall become effective as of the "Effective Time" (as hereinafter defined).

     1.2    AMENDMENT OF BM&M ARTICLES OF INCORPORATION; EFFECTIVE TIME OF
            --------------------------------------------------------------
MERGER.  At or prior to the "Closing" (as hereinafter defined), BM&M shall
- ------
execute articles of amendment ("Articles of Amendment") in the form attached hereto as Exhibit 1.2(i) to convert BM&M from a professional association to a
          --------------
business corporation. Subsequently, at the Closing, AACAF, on the one hand, and BM&M on the other hand, shall execute articles of merger in the form attached hereto as Exhibit 1.2(ii) (the "Articles of Merger") to effect the Merger in
          ---------------
accordance with all appropriate legal requirements. BM&M shall deliver and file such Articles of Amendment as required by the Florida Business Corporation Act to convert BM&M to a business corporation, to be effective immediately prior to the Effective Time (as defined below). Then, AACAF, on the one hand, and BM&M on the other hand, shall deliver and file such Articles of Merger as are required by the Florida Business Corporation Act. The Merger shall become effective upon the time and date of filing with the Florida Secretary of State, or at such later date and time as may be specified by mutual agreement of the parties in the Articles of Merger (the time and date of such filing or such later time and date being referred to herein as the "Effective Time").

     1.3    PLAN OF MERGER.  In accordance with the requirements of the Florida
            --------------
Business Corporation Act, AACAF and BM&M hereby adopt the Plan of Merger set forth as Exhibit A to the Articles of Merger (the "Plan of Merger"). If there
         ---------
are any inconsistencies between the provisions of the Plan of Merger and the provisions of this Agreement, the provisions of this Agreement shall prevail.

SECTION 2.  TERMS OF THE MERGER.
            -------------------

     2.1    ARTICLES OF INCORPORATION.  The Articles of Incorporation of BM&M,
            -------------------------
as amended, immediately prior to the consummation of the Merger shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed in accordance with law.

     2.2    BYLAWS.  The Bylaws of BM&M immediately prior to the consummation of
            ------
the Merger shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed in accordance with law.

     2.3    DIRECTORS AND OFFICERS.  The directors and officers of BM&M in
            ----------------------
office immediately prior to the consummation of the Merger shall be the directors and officers of the Surviving Corporation. All such directors and officers shall hold office in accordance with the Surviving Corporation's Articles of Incorporation, Bylaws and applicable law.

     2.4    MANNER AND BASIS OF CONVERTING SHARES.
            -------------------------------------

            (a) At the Effective Time of the Merger, all of the issued and outstanding shares of common stock, $.10 par value, of BM&M (the "BM&M Common Stock") prior to the Effective Time of the Merger (other than such shares held by BM&M in its treasury) shall, by virtue of the Merger and without any action by the holder thereof, automatically be converted into the right to receive an amount (the "Determined Amount") of the Common Stock, $ .01 par value per share, of VIVRA ("VIVRA Common Stock"). For purposes hereof, the term "Determined Amount" shall mean the number of shares of VIVRA Common Stock calculated by dividing $11,900,005.00 (the "Merger Consideration"), adjusted up or down by the amount of the "Closing Date Adjustment" (as hereinafter defined in Section 2.5(c)), by $27.75 (said price being referred to herein as the "Closing Price"). Each share of BM&M Common Stock held in the treasury of BM&M upon the Effective Time of the Merger shall be cancelled, and no consideration shall be issued therefor. The Determined Amount of VIVRA Common Stock less the number of shares and the cash equivalent of fractional shares to be held in escrow as provided in the Escrow Agreement shall be distributed to the BM&M Physicians as set forth in
Exhibit 2.4 and Section 2.4(d) hereof.  As of the Effective Time of the Merger,
- -----------
all such shares of BM&M Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. Fractional shares may be paid in cash.

            (b) At the Effective Time of the Merger, each share of common stock, $.01 par value per share, of AACAF shall be converted into one share of common stock, $.10 par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock").

            (c) Except as may be otherwise provided herein, in the event that subsequent to the date of execution of this Agreement but prior to the Effective Time of the Merger, the outstanding shares of VIVRA Common Stock or BM&M Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares through a recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the VIVRA Common Stock to be delivered hereunder.

            (d) Certificates which represented shares of BM&M Common Stock outstanding immediately prior to the Effective Time and converted pursuant to this Agreement shall be deemed to represent the Determined Amount of shares of VIVRA into which such shares have become converted and shall be exchangeable by the holder thereof for new certificates representing the shares of VIVRA into which such shares have been converted. As soon as reasonably practicable after the Effective Time, VIVRA shall deliver such new share certificates to the BM&M Physicians in exchange for the BM&M Physicians' share certificates representing such converted shares. For each of the BM&M Physicians, the Determined Amount of the VIVRA Common Stock shall be represented by two (2) share certificates;
(i) one, which shall be deposited (together with an executed stock power) with the Escrow Agent as provided in the Escrow Agreement, representing such BM&M Physician's pro rata portion of the escrowed shares; and (ii) one, which shall
            --- ----
be delivered directly to each BM&M Physician, representing his pro rata portion
                                                               --- ----
of the Determined Amount less his pro rata portion of the escrowed shares.
                                  --- ----
After the Effective Time, there shall be no transfers on the stock transfer books of BM&M of shares of BM&M Common Stock which were issued and outstanding immediately prior to the Effective Time and converted pursuant to this Agreement.

            (e) At the Closing, VIVRA shall execute a Stock Power in favor of AACA in order to transfer to AACA the Surviving Corporation Common Stock as a contribution to capital.

     2.5    MERGER CONSIDERATION ADJUSTMENT.
            -------------------------------

            (a) The Merger Consideration deliverable as a number of shares of VIVRA Common Stock hereunder is based on the assumption that BM&M's "Net Assets" (as hereinafter defined) as of the Effective Time shall be at least $958,424.00 (the "Agreed Amount"). To the extent that BM&M's Net Assets as of the Effective Time shall exceed the Agreed Amount plus $95,000, then the BM&M Physicians, in the same percentages as set forth in Exhibit 2.4, shall be entitled to receive
                                     -----------
additional shares of VIVRA Common Stock in an amount equal to that number of shares determined by dividing the excess of AAI's Net Assets over the Agreed Amount by the Closing Price, and to the extent that BM&M's Net Assets as of the Effective Time shall be more than $95,000 less than the Agreed Amount, then VIVRA shall be entitled to receive from the

BM&M Physicians a return of shares of VIVRA Common Stock in an amount equal to that number of shares determined by dividing such deficit by the Closing Price with such return to be effected by each BM&M Physician by a transfer to VIVRA as provided under the Escrow Agreement.

            (b) For purposes hereof, the term "Net Assets" shall mean the sum of
(i) the value of BM&M's "Accounts Receivable" (as hereinafter defined) as of the Effective Time, plus (ii) the value of BM&M's fixed assets which, for purposes of this calculation, shall be deemed to be $269,677.00, plus (iii) cash and cash equivalents (including Federal income and Florida excise tax refunds applied for prior to the Closing Date but unpaid as of the Effective Time, but solely to the extent collected) minus the amount of all "Liabilities" (as hereinafter defined)
                  -----
of BM&M which have not been paid as of the Effective Time. For purposes hereof, the term "Accounts Receivable" shall mean (x) the sum of all receivables BM&M posted in accordance with historical practices with respect to the operations of the Business prior to the Effective Time arising from the rendering of services to patients up to the Effective Time, including, without limitation, those from private pay patients, private insurance payers, third party payers or from governmental programs, but not including accounts previously written off by BM&M, and not including any accounts receivable for which there is an unposted cash receipt as of the Effective Time, (y) multiplied times fifty percent (50%), which represents an agreed-upon allowance for bad debts and contractual allowances and payer discounts, (z) multiplied times sixty percent (60%), which represents an agreed-upon after-
tax realization rate. For purposes hereof, the term "Liabilities" shall mean all liabilities with respect to the operation of the Business and including, without limitation, all liabilities of BM&M as of the Effective Time for accrued sick leave and vacation pay of employees of BM&M as of the Effective Time and including all liabilities for supplies, inventory and other goods ordered by BM&M prior to the Effective Time but not paid for as of the Effective Time, but not including liabilities accruing in the ordinary course of business after the Effective Time under the contracts and leases listed on Exhibit 2.5.
                                                        -----------

            (c) For purposes of establishing the Determined Amount on the Closing Date, the Merger Consideration shall be adjusted initially on or prior to the Closing Date using BM&M's pro forma April 30, 1996 balance sheet (the
                                 --- -----
"Interim Balance Sheet"). Such initial calculation shall be set forth on a schedule delivered by the BM&M Physicians to VIVRA or AACAF together with a copy of the Interim Balance Sheet not less than 2 days prior to the Closing. Such initial adjustment shall be deemed to be the "Closing Date Adjustment."

            (d) Within ninety (90) days after the Effective Time (or as soon thereafter as possible), the parties shall make final adjustments to the Merger Consideration (the "Post-Closing

Adjustments"). The Surviving Corporation shall furnish to the BM&M Physicians, within sixty (60) days after the Effective Time, a balance sheet of BM&M with respect to the Business as of the close of business at the Effective Time (the "Closing Balance Sheet") and a statement of the Surviving Corporation's proposed Post-Closing Adjustments. The Closing Balance Sheet will be used to determine any final adjustments to the Merger Consideration. Should the BM&M Physicians dispute any of the Post-Closing Adjustments proposed by the Surviving Corporation or the accuracy of the Closing Balance Sheet, the BM&M Physicians shall promptly (and in no event later than ten (10) days after receipt of the Closing Balance Sheet and the Surviving Corporation's proposed Post-Closing Adjustments) advise the Surviving Corporation in writing. If after thirty (30) days after delivery of the Closing Balance Sheet, the Surviving Corporation and the BM&M Physicians are unable to agree on the amount of the Post-Closing Adjustments, the BM&M Physicians and the Surviving Corporation shall engage Ernst & Young, Certified Public Accountants (the "Accountants") to review the Closing Balance Sheet and the proposed Post-Closing Adjustments and to determine the amount of Post-Closing Adjustments, such determination to be made as soon as practicable. In making such review and determination, the Accountants shall utilize the terms and provisions of this Agreement. The decision of the Accountants shall be binding on both the BM&M Physicians and the Surviving Corporation. They shall pay the reasonable fees and expenses of the engagement of the Accountants.

             (e) If any further adjustments are required in the Determined Amount consideration by virtue of the foregoing provisions, the adjusted number of shares shall be delivered to the party entitled to them or added to the amount to be transferred to VIVRA under the Escrow Agreement, as the case may be, within ten (10) days after the adjustments are determined pursuant to the foregoing provisions.

     2.6    HOLDING PERIOD WITH RESPECT TO POOLING.  The BM&M
            --------------------------------------
Physicians will hold their shares of VIVRA Common Stock for the required period from the date of issuance until July 15, 1996 or until the date on which the combined financial statements of AACA and BM&M are reported, if it should occur earlier, in keeping with the intent of the parties for AACA to account for the Merger as a pooling of interests.

     2.7    PRESENT INTENTION NOT TO SELL.  The BM&M Physicians agree that they
            -----------------------------
have no present intention to sell the VIVRA Common Stock in a manner that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

SECTION 3.  CLOSING.
            -------

     3.1    CLOSING AND CLOSING DATE.  The closing (the "Closing") of the Merger
            ------------------------
and the execution and delivery of the Articles of Merger and the agreements and documents contemplated herein shall take place on or before April 28, 1996, at 10:00 a.m. E.D.T., at the offices of Akerman, Senterfitt & Eidson, 28th Floor, SunTrust International Center, One Southeast Third Avenue, Miami, Florida, 33131, or at such other place and time as may be deemed appropriate by the parties hereto. At or before the Closing, BM&M shall execute the Articles of Amendment and BM&M and AACAF shall execute and deliver the Articles of Merger, and thereafter cause them to be filed as provided in Section 1.2 hereof.

     3.2    ACTION BY AACA AND AACAF.  Upon the terms and subject to the
            ------------------------
conditions herein contained, at the Closing on the Closing Date, AACA will deliver to the BM&M Physicians the following:

     (i)    The certificates referred to in Section 9.1 hereof;

     (ii) The opinion of counsel for AACA in form and substance satisfactory to BM&M and the BM&M Physicians; and

     (iii) Resolutions of the Board of Directors of AACA, VIVRA and of AACAF certified by an appropriate officer, authorizing the execution, delivery and performance of this Agreement and the other agreements to be delivered by AACA and AACAF in connection with the Closing hereunder.

     3.3    ACTION BY BM&M AND THE BM&M PHYSICIANS.  Upon the
            --------------------------------------
            terms and subject to the conditions herein contained, at the Closing on the Closing Date, the BM&M Physicians and BM&M will deliver to VIVRA, AACA and AACAF the following:

     (i)    The certificate referred to in Section 10.1 hereof;

     (ii) The opinion of counsel for the BM&M Physicians and BM&M in form and substance satisfactory to AACA;

     (iii) Resolutions of the shareholders and the Board of Directors of BM&M certified by an appropriate officer, authorizing the execution, delivery and performance of this Agreement, the Amendment of the Articles of Incorporation, the Articles of Merger and the other agreements to be delivered by BM&M in connection with the Closing hereunder; and

     (iv)   The schedule showing the Closing Date Adjustment referred to in
            Section 2.5(c) hereof.

  3.4       ACTION BY ALL PARTIES.  Upon the terms and subject to the conditions
            ---------------------
herein contained, at the Closing on the Closing Date, the parties will, as appropriate, execute and deliver to each other the following:

     (i) the "Noncompetition Agreement" among Martell, Mirmelli, AACA and the Surviving Corporation in substantially the form attached hereto as
            Exhibit 3.4(i); and
            --------------

     (ii) the "Escrow Agreement" between the BM&M Physicians and VIVRA in substantially the form attached hereto as Exhibit 3.4(ii).
                                                      ---------------

  3.5  ACTION BY VIVRA.  Upon the terms and subject to the conditions herein
       ---------------
contained, at the Closing on the Closing Date, VIVRA will, as appropriate, execute and deliver the share certificates representing 100% of the Common Stock of the Surviving Corporation together with an executed stock power endorsing over and transferring such common stock to AACA as provided in Section 2.4(e) hereof.

     3.6  AUDIT.  AACA shall have the right, either before or after the Closing,
          -----
to cause its accounting firm to audit the financial statements of BM&M for the current year and for the three years prior to the current year. The BM&M Physicians shall cooperate reasonably in connection with any such audit or audits and will execute management letters and other documents reasonably requested in connection with any such audit or audits and any equity offering by AACA. AACA will pay the cost of the audits required by AACA under this Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BM&M AND THE BM&M PHYSICIANS.
            --------------------------------------------------------------

     BM&M and the BM&M Physicians, jointly and severally, hereby represent, warrant, covenant and agree to and with AACA and AACAF, as follows.

     4.1    BM&M'S EXISTENCE AND POWER.  BM&M is a professional service
            --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Neither the nature of its business as now conducted nor the character or location of its properties require qualification by BM&M to do business in any other jurisdiction except for the states listed on Exhibit
                                                                      -------
4.1 in which BM&M is duly qualified to do business.  BM&M has the corporate
- ---
power to own its property and to carry on its business as now being conducted. Except as provided in Exhibit 4.1, BM&M is not subject to any noncompetition
                      -----------
agreement.

     4.2    ARTICLES OF INCORPORATION AND BYLAWS.  True, correct and complete
            ------------------------------------
copies of the  Articles of Incorporation and Bylaws
of BM&M are attached hereto on Exhibit 4.2.
   -----------

     4.3    BM&M STOCK.  BM&M's authorized capital stock consists solely of
            ----------
6,000 shares of common stock authorized, of which 300 shares are issued (and outstanding) to Martell and 300 shares are issued (and outstanding) to Mirmelli as reflected on Exhibit 4.3 attached hereto. All such outstanding shares of
                -----------
capital stock of BM&M have been duly and validly authorized and issued and are fully paid and nonassessable. There are 300 treasury shares of capital stock. There are no outstanding options, contracts, preemptive rights, proxies, calls, commitments, demands or rights of any character obligating BM&M to issue any shares of stock or other securities of BM&M, or options or rights with respect thereto, and there are no existing or outstanding securities convertible or exchangeable into shares of stock or other securities of BM&M. No shares of BM&M's capital stock have been issued in violation of any federal or state securities law. There have been no transactions involving the equity interests of BM&M since April 1, 1989.

     4.4   OWNERSHIP OF BM&M.  The BM&M Physicians are, and will be at the
           -----------------
Closing and the Effective Time, owners of all of the issued and outstanding stock of BM&M, free and clear of all claims, security interests, pledges, options, rights of first refusal, liens, financing statements, deeds of trust, mortgages, charges, assessments, restrictions, leases and other encumbrances (all such claims, security interests, pledges, options, rights of first refusal, liens, financing statements, deeds of trust, mortgages, charges, assessments, restrictions, leases and other encumbrances being referred to individually as an "Encumbrance" and collectively as "Encumbrances") whatsoever. The BM&M Physicians have the full legal right, power and authority to enter into this Agreement and, except as identified on Exhibit 4.4, the execution, delivery and
                                       -----------
performance of this Agreement by the BM&M Physicians will not violate any agreement to which either they or BM&M is a party or any agreement affecting the BM&M Common Stock.

     4.5    INSIDER TRANSACTIONS.  Except as disclosed in Exhibit 4.5 hereto,
            --------------------                          -----------
BM&M is not, directly or indirectly, a party to any contract, lease or commitment with any officer or director of BM&M or any affiliate of any such director or officer. As used in this Section 4.5, the term "affiliate" shall mean any member of the immediate family of such officer or director or any corporation, partnership, trust or other entity in which such officer or director has a substantial interest or is a director, officer, partner or trustee.

     4.6   AUTONOMY; SUBSIDIARIES.  BM&M is autonomous and has not ever been a
           ----------------------
subsidiary of any other corporation. BM&M has no subsidiaries nor does it own any shares of stock or other securities of, or interest in, any other corporation, joint venture, partnership or business.

     4.7   ACCURACY OF FINANCIAL STATEMENTS AND CLOSING DATE BALANCE SHEET.  The
           ---------------------------------------------------------------
BM&M Physicians have delivered to AACAF as Exhibit 4.7 a copy of the financial
                                           -----------
statements of BM&M for the years ended February 28, 1992, 1993 and 1994 and 1995 (the "BM&M Financial Statements") and a pro forma balance sheet dated as at
                                        --- -----
April 30, 1996 (the "Closing Date Balance Sheet"). The BM&M Financial Statements have been prepared based upon cash basis accounting, are complete and accurate and fairly present the financial condition of and the income expenses of BM&M as of the respective dates thereof, except as disclosed on Exhibit 4.7.
                                                                   -----------
The Closing Date Balance Sheet has been prepared based upon cash basis accounting, is complete and accurate and fairly presents the financial condition and the income and expenses of BM&M as of the date thereof, except as disclosed on Exhibit 4.7. BM&M has no liabilities or obligations known or unknown,
   -----------
accrued, absolute or contingent, whether or not now due and payable (including, without limitation, any liability for federal, state or local taxes of BM&M), for any period ended on or prior to the respective dates of the Financial Statements and the Closing Date Balance Sheet or any liability or obligation in connection with any transaction or state of affairs entered into or existing on or before the respective dates thereof, which are not either fully reflected on the Financial Statements and the Closing Date Balance Sheet or otherwise disclosed to AACAF in Exhibit 4.14 and 4.16 hereto.
                      ------------     ----

     4.8   PROPERTIES.
           ----------

               (i)  Set forth on Exhibit 4.8(i) is an identification of the
                                 --------------
material real and tangible personal properties presently owned by BM&M and used in the Business. All tangible personal property, equipment, vehicles, furnishings, and fixtures included within the assets of BM&M or required to be used in the ordinary course of its business are being conveyed as a result of the Merger "AS IS, WHERE IS."

               (ii)      Set forth on Exhibit 4.8(ii) is an accurate and
                                      ---------------
complete list of all real or personal property which is used by BM&M in the Business and which is either not owned by BM&M or is leased or rented by BM&M.

     4.9   TAXES AND TAX RETURNS.  For all tax periods ended prior to the date
           ---------------------
of this Agreement, except as set forth on Exhibit 4.9, BM&M has filed all
                                          -----------
federal, state, local and other tax returns required by law to be filed and, except as set forth on Exhibit 4.9, such returns were filed on or before the due
                       -----------
dates of such returns (as extended by any valid extensions of time) ("Tax Returns") and has paid or will pay all taxes of every kind and description (including, without limitation, all net income, gross income, gross receipts, sales, use, lease, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority, domestic, or foreign ("Taxes") which are due as of and for all periods through the Effective Time. No claim has ever been made by an authority in a jurisdiction where BM&M does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of BM&M's assets that arose in connection with any failure (or alleged failure) to pay any Taxes. BM&M has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. All Tax Returns filed by BM&M correctly reflected all facts regarding the income, business, assets, operations, activities and status of BM&M and all other information required to be shown thereon. BM&M has complied in all respects with all applicable laws, rules and regulations relating to the filing of Tax Returns with respect to, and the payment of Taxes. The Tax Returns of BM&M have not been audited by the Internal Revenue Service or any state or local taxing authority. No federal, state, local or foreign audits, administrative proceedings, court proceedings or ruling requests are presently pending with respect to any Taxes or Tax Returns with respect thereto. BM&M has not filed a consent pursuant to Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341 (f)(4) of the Code) owned by BM&M. No property of BM&M is property that BM&M is required to treat as being owned by another person pursuant to the provisions of Section 168(f)(6) of the Code, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or is subject to a lease, other than a "true" lease for federal income tax purposes. BM&M is not required to include in income any adjustment pursuant to
Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by BM&M, nor does BM&M, nor any of the BM&M Physicians, have any knowledge that the Internal Revenue Service has proposed any adjustment or change in accounting methods. Except as set forth on Exhibits 4.9 and 4.10,
                                                      ---------------------
with respect to BM&M Real and Personal Property Leases BM&M is not currently under any contractual obligation to indemnify any person with respect to Taxes. No person who is not a United States citizen, and no corporation or other entity which was not organized within the United States owns beneficially more than five percent (5%) of the outstanding shares of BM&M and therefore no withholding of tax pursuant to Section 1445 of the Code is required. BM&M is not a United States Real Property Holding Corporation as defined in Section 897 of the Code. BM&M is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280(G). No consent extending the statute of limitations has been filed by or on behalf of BM&M with respect to any liability for Taxes for any year.

     4.10  CONTRACTS.
           ---------
                                      12

            4.10.1.  Exhibit 4.10(i) is a list of all agreements of BM&M (the
                     ---------------
"BM&M Contracts") and Exhibit 4.10(ii) is a list of all agreements of each BM&M
                      ----------------
Physician with respect to BM&M (the "BM&M Physician Contracts"). Except as set forth in Exhibits 4.10(i) and 4.10 (ii) hereto, neither BM&M nor either of the
         ------------------------------
BM&M Physicians with respect to BM&M, respectively, is a party to any material contract, agreement, lease, or power of attorney of any kind with respect to the Business. As to BM&M, except as noted on Exhibit 4.10(i), all BM&M Contracts,
                                          ---------------
and as to the BM&M Physicians, all BM&M Physician Contracts, are valid and are in full force and effect according to their material terms, and no material default by BM&M or the BM&M Physician or Physicians, as the case may be, exists under any such contract, lease or agreement and no condition or state of facts exists which, with notice or the passage of time, or both, would constitute a default under any such contract, lease or agreement. All BM&M Contracts and all BM&M Physician Contracts are valid as to the other contracting parties thereto and there is no material default by any such party existing under the contracts and no condition or state of facts exists which, with notice or the passage of time, or both would constitute a default by any such party thereunder. All BM&M Contracts and all BM&M Physician Contracts are enforceable in accordance with their respective terms by BM&M or the BM&M Physicians, as the case may be, against all other parties thereto in all material respects (except as enforceability may be restricted, limited or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

            4.10.2. Neither the execution, the delivery, nor the performance of this Agreement by BM&M and the BM&M Physicians will cause any default in or breach of any provision of the BM&M Articles of Incorporation, as amended, the BM&M bylaws or any agreement or commitment to which BM&M is a party or by which BM&M or the BM&M Physicians are bound, and none of such actions will result in either acceleration, or any similar right of any other party, under any BM&M Contract or BM&M Physician Contract, or constitute a default under any BM&M Contract or BM&M Physician Contract, or result in the creation or imposition of any Encumbrance against any of the assets of BM&M. With respect to the BM&M Physician Contracts, all accounts receivable with respect to each BM&M Physician's performance of each such contract has been assigned to BM&M and, with respect to future performances by each such BM&M Physician, the accounts receivable therefrom shall be assigned to Newco, as defined in the Master Merger Agreement, pursuant to such BM&M Physician's Individual Employment Agreement with Newco. Notwithstanding anything in this Section 4.10 to the contrary, BM&M and BM&M Physicians do not warrant, covenant, or agree to or with AACAF with respect to the enforceability or validity of any term of the BM&M Physician contracts concerning any agreement or covenant restricting or prohibiting (i) competition with BM&M, (ii) disclosure of confidential information of BM&M, or (iii) solicitation of employees or patients of BM&M. BM&M and the BM&M Physicians make no representations that any such provisions are enforceable.

     4.11  COMPLIANCE WITH LAWS.  Except as described in Exhibit 4.11, BM&M is
           --------------------                          ------------
in compliance with the laws, regulations, rules and decrees of all governmental authorities whatsoever relating to the conduct of its business, including, without limitation, the Fair Labor Standards Act.

     4.12  LITIGATION.  Except as described in Exhibit 4.12 hereof, there is no
           ----------                          ------------
litigation, action, suit, proceeding or governmental investigation pending or threatened against BM&M or affecting BM&M or the Business or any of its assets, at law or in equity or before any federal, state, municipal, local or other governmental authority, or before any arbitrator, nor is there any reasonable basis for any such litigation, action, suit, proceeding or investigation. None of the BM&M Physicians nor BM&M is subject to any order, writ or decree of any court or other governmental authority.

     4.13  EMPLOYEE BENEFITS.
           -----------------

           4.13.1  Except as identified on Exhibit 4.13.1, BM&M is not a party
                                           --------------
to any collective bargaining or labor agreement or to any written employment agreement, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or incentive plan or policy or increases in the rate of remuneration entered into with or for the benefit of present or former employees, whether or not unionized, of BM&M or any other like agreement, plan or policy.

           4.13.2 All BM&M plans, funds, programs, agreements, arrangements, commitments or policies (collectively, the "Plans") which: (i) are or have ever been maintained or participated in by BM&M and which are currently in effect or as to which BM&M has any ongoing liability or obligation whatsoever; and (ii) constitute (A) "pension plans" (as defined in ' 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or (B) "welfare plans" (as defined in ERISA section 3(1)) are identified on Exhibit 4.13.2. BM&M has
                                                 --------------
provided copies of all Plans to AACAF.

           4.13.3  Except as set forth on Exhibit 4.13.3, BM&M has never
                                          --------------
maintained, sponsored, contributed to or been required to contribute to a defined benefit plan (within the meaning of Code section 414(j)) and is not, and has never been, a member of a controlled group of corporations (within the meaning of Code section 414(b)), a group of trades or businesses under common control (within the meaning of Code section 414(c)) or an affiliated service group (within the meaning of Code section 414 (m)).

           4.13.4  With respect to each Plan:

                 (i) Such Plan is, and at all times has been, operated and administered substantially in compliance with the requirements of all applicable statutes, orders or governmental rules or regulations currently in effect including, without limitation, ERISA and the Code.

                (ii) No prohibited transaction (as defined in ERISA section 406 or Code section 4975) has occurred in connection with which BM&M or any fiduciary of such Plan is or could be subject to a civil penalty pursuant to ERISA section 502, a tax imposed by Code section 4975 or liability for a breach of fiduciary responsibility under ERISA.

               (iii) No action, suit, grievance, arbitration or other manner of litigation or claim with respect to such Plan or its assets (other than routine claims for benefits made in the ordinary course of administration of such Plan) is pending or, to the knowledge of BM&M or any of the BM&M Physicians, threatened against or with respect to such Plan, BM&M or any fiduciary (as defined in ERISA section 3(21)) of such Plan. To the knowledge of BM&M and the BM&M Physicians, there is no basis for any such claim.

                (iv) If such Plan provides medical benefits to any present or former employee of BM&M, such Plan has been operated in compliance with ERISA sections 601 through 609 and either Code section 162(i)(2) and (k) and the regulations promulgated thereunder (prior to 1989) or Code section 4980B and the regulations promulgated thereunder (after 1988).

                 (v) There has been no failure to file on a timely basis any report or return required to be filed by law with respect to such Plan. All disclosures required by law to be made to participants in such Plan have been made on a timely basis.

                (vi) No representation or communication with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under such Plan has been made by BM&M or any trustee, fiduciary, officer, director, employee or other agent of BM&M to any of its employees or their beneficiaries which (A) is not in accordance with the terms of such Plan and (B) could have material adverse economic consequences to BM&M or such Plan.

               (vii) Such Plan has been operated in accordance with such provisions, if any, of the Code as may be applicable to obtain the federal income tax consequences intended for such Plan.

            4.13.5 Each Plan which is a "pension plan" (as defined in ERISA section 3(2)) and its related trust, if any, are qualified under Code section 401(a) and exempt from tax under Code section

501(a) and have been determined by the Internal Revenue Service to be so qualified. Nothing has occurred since the most recent such determination which has or could adversely affect the qualified status of such Plan or the tax exempt status of its related trust.

     4.14   LIABILITIES.  All liabilities and obligations of BM&M direct,
            -----------
indirect or contingent, are either listed in the BM&M Financial Statements or on
Exhibit 4.14 attached hereto.
- ------------

     4.15   INSURANCE.  All insurance maintained by BM&M is listed and described
            ---------
on Exhibit 4.15 attached hereto.  Except as identified on Exhibit 4.15, BM&M has
   ------------                                           ------------
not in the past three years made any claims with respect to its insurance coverage.

     4.16   ABSENCE OF CERTAIN CHANGES.  Except as described in Exhibit 4.16,
            --------------------------                          ------------
since December 31, 1995, BM&M has not:

               (i) incurred or suffered any obligations or liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business;

               (ii) issued any stock or other corporate securities or granted any option or right with respect to the acquisition of any of its corporate securities;

               (iii) declared or made (or become obligated for) any payment or distribution or dividend to shareholders or purchased or redeemed (or became obligated to purchase or redeem) any shares of its capital stock;

               (iv) mortgaged, pledged or subjected (whether or not voluntarily) to any Encumbrance, any of its assets, other than Encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money, or the obtaining of advances or credit, and which do not in the aggregate impair the use or value thereof in the operation of its business;

               (v) sold, assigned or transferred or agreed to sell, assign or transfer any of its tangible assets or canceled any debts or claims, except in each case in the ordinary course of business;

               (vi) sold, assigned, or transferred or agreed to sell, assign or transfer any trade names, or other intangible assets, or permitted existing rights with respect thereto to lapse;

               (vii) suffered any extraordinary loss or knowingly waived or permitted to lapse any right of substantial value;

               (viii) made any capital expenditures, or otherwise entered into any executory transactions or commitments to make any capital expenditures, in excess of $5,000 per item or $25,000 in the aggregate;

               (ix) failed to comply in any material respect with any applicable local, state or federal law, rule or regulation; or

               (x) suffered any event or condition of any character, materially and adversely affecting its business, properties or prospects.

Transaction costs, including costs, expenses and fees associated with the preparation and consummation of the transactions contemplated by the Master Merger Agreement and costs associated with the purchase of the tail coverage for the Senior Physicians for periods prior to the Effective Time, are listed on
Exhibit 4.16 as permitted under Section 4.1 of the Master Merger Agreement.
- ------------
Since these transaction costs are not reflected in the Closing Date Balance Sheet, payment of such expenses may affect the results of the Merger Consideration Adjustment described in Section 2.5.

     4.17   EMPLOYEES.  Attached as Exhibit 4.17 is a listing of all current
            ---------               ------------
BM&M employees and former BM&M employees who are eligible to continue to receive benefits by virtue of their former employment by BM&M (including, as applicable, their rates of pay, accrued sick leave, vacation and other benefits).

     4.18   AUTHORITY.  BM&M has the corporate power to execute and deliver this
            ---------
Agreement and consummate the Merger and the other transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, bylaws or otherwise to authorize such execution and delivery and the consummation of the Merger and the other transactions contemplated hereby.

     4.19   LICENSES.  Exhibit 4.19 contains a copy of all governmental or other
            --------   ------------
licenses held by (i) BM&M relating to the operation of its business and (ii) the BM&M Physicians. Except for the licenses of BM&M and the BM&M Physicians listed in Exhibit 4.19, there are no other licenses or permits required for BM&M and
   ------------
the BM&M Physicians to operate the Business.  Except as disclosed in Exhibit
                                                                     -------
4.19, all such licenses are in full force and effect, and there have not been
- ----
(and there currently are not) any material default or deficiencies thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a material default or deficiency thereunder.
There are no pending or active proceedings or investigations by any governmental agency (including, without limitation, the Health Care
Financing Administration or any Ethics Board) relating to the
Business.  Except as disclosed in Exhibit 4.19, neither of the BM&M Physicians
                                  ------------
nor BM&M has been the subject of a malpractice suit. There is not now, nor has there ever been, any investigation or proceeding by any governmental agency or licensing board to restrict, suspend or revoke any license of BM&M.

     4.20   NO FINDERS OR BROKERS.  None of the BM&M Physicians nor BM&M, nor
            ---------------------
any officer or director thereof, has engaged any finder or broker in connection with the transactions contemplated hereunder. The BM&M Physicians will indemnify and hold AACA harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person, firm or corporation for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of the BM&M Physicians or BM&M.

     4.21   DISCLOSURE.  No representation or warranty by the BM&M Physicians or
            ----------
BM&M in this Agreement and no statement pertaining to the BM&M Physicians or BM&M in this Agreement or any document, Exhibit or certificate furnished or to be furnished to AACAF pursuant hereto will contain any materially untrue statement or omits or will omit to state a relevant fact necessary in order to make the statements contained herein or therein not misleading. There are no facts known to the BM&M Physicians or BM&M not described herein which would adversely affect the future operations of BM&M.

     4.22   VALIDITY OF AGREEMENTS.  Upon execution and delivery by all parties,
            ----------------------
this Agreement, the Articles of Merger, and all other agreements to be executed by the BM&M Physicians or BM&M in connection herewith, will constitute the valid and binding obligation of the BM&M Physicians and BM&M, as the case may be, and be binding against them and enforceable in accordance with their respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.23   TITLE TO ASSETS.  Except as described in Exhibits 4.14 and 4.16
            ---------------                          -------------     ----
hereto, BM&M holds good and marketable title to its assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of Encumbrances.

     4.24   TRANSFER NOT SUBJECT TO ENCUMBRANCES OR THIRD-PARTY APPROVAL.
            ------------------------------------------------------------
Except as set forth on Exhibit 4.24, the execution and delivery of this
                       ------------
Agreement by the BM&M Physicians and BM&M, and the consummation of the contemplated transactions, (i) will not result in the creation or imposition of any Encumbrance on any of the assets of BM&M and (ii) will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

     4.25   ACCOUNTS RECEIVABLE.  The accounts receivable of BM&M (the "Accounts
            -------------------
Receivable") as of the Effective Time of the Merger, to the extent uncollected as of the Effective Time of the Merger, will be validly existing and represent monies due for goods sold and delivered or services performed subject to customary discounts or other adjustments by third parties. An aged listing of the Accounts Receivable of BM&M as of the Closing Date shall be delivered to AACAF on or before the Closing Date in connection with the Closing Date Balance Sheet.

     4.26   SECURITIES LAWS.
            ---------------

            4.26.1  RECEIPT OF INFORMATION.  Since the commencement of
                    ----------------------
negotiations, each BM&M Physician has had access to and each BM&M Physician has received: (i) a copy of VIVRA's Prospectus dated February 9, 1995; (ii) a copy of VIVRA's 1994 Annual Report to Stockholders and VIVRA's 1995 Annual Report to Stockholders; (iii) a copy of VIVRA's Annual Report on Form 10-K for the fiscal years ended November 30, 1994, and November 30, 1995; (iv) a copy of VIVRA's Quarterly Reports on Form 10-Q for the quarters ended February 28, May 31 and August 30, 1995, and February 29, 1996; (v) a copy of VIVRA's Proxy Statement for VIVRA's Annual Meeting; (vi) a copy of the Prospectus Supplements to VIVRA's Prospectus dated February 9, 1995; (vii) a copy of VIVRA's Forms 8-K dated August 16, 1995, and December 21, 1995; and (viii) such other information as the BM&M Physicians have reasonably requested.

            4.26.2  INVESTMENT EXPERIENCE.  Each BM&M Physician represents that
                    ---------------------
such BM&M Physician is experienced in evaluating and investing in securities and acknowledges that such BM&M Physician is able to fend for himself, can bear the economic risk of such BM&M Physician's investment, and has such knowledge and experience in financial and business matters that such BM&M Physician is capable of evaluating the merits and risks of the investment in VIVRA stock.

     4.27   POOLING REQUIREMENTS.  BM&M and each BM&M Physician acknowledge that
            --------------------
AACA and VIVRA intend to account for the business combination to be effected by the Merger as a pooling of interests under generally accepted accounting principles, warrant that they have fully disclosed all facts and information available to them and their advisors regarding the financial condition of BM&M and all transactions involving BM&M, the BM&M Physicians and the BM&M Common Stock, and acknowledge that they have been advised by their counselors regarding the APB No. 16 requirements governing eligibility for pooling treatment which are set forth on Exhibit 4.27. Based upon the foregoing, to the best of their
                 ------------
knowledge, BM&M and each BM&M Physician has taken no action or failed to take action, as the case may be, in contravention of such pooling requirements.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF AACA AND AACAF.
            ------------------------------------------------

     AACA and AACAF, jointly and severally, represent, warrant, covenant and agree to and with BM&M and the BM&M Physicians, as follows.

     5.1    ORGANIZATION AND STANDING OF AACAF.  AACAF is a corporation duly
            ----------------------------------
organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to conduct its business as now being conducted, and is duly qualified to do business, in each jurisdiction in which the nature of the property owned or leased or the nature of the businesses conducted, specifically including the State of Florida, so require.

  5.2  ORGANIZATION AND STANDING OF AACA.  AACA is a corporation duly organized,
       ---------------------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as now being conducted, and is duly qualified to do business, in each jurisdiction in which the nature of the property owned or leased or the nature of the businesses conducted so require.

     5.3    AUTHORITY.  AACA and AACAF each has corporate power to execute and
            ---------
deliver this Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its respective Articles of Incorporation, its respective bylaws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby.

     5.4    NO FINDERS OR BROKERS.  Neither AACA nor AACAF nor any officer or
            ---------------------
director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder. AACA will indemnify and hold the BM&M Physicians harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person, firm or corporation for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of AACA or AACAF.

     5.5    VALIDITY OF AGREEMENTS.  Upon execution and delivery by all parties
            ----------------------
hereto, this Agreement, and all other agreements to be executed by AACA or AACAF in connection herewith will constitute the valid and binding obligation of AACA or AACAF, as the case may be, and be binding against AACA or AACAF, as the case may be, and enforceable in accordance with their respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

     5.6    REQUIRED GOVERNMENTAL APPROVALS.  AACA and AACAF each is in
            -------------------------------
compliance in all material respects with the laws, rules, regulations and decrees of all governmental authorities whatsoever relating to the conduct of its businesses, and to the best of its knowledge no approval or consent of any governmental authority or agency will be required at Closing for AACA and AACAF to consummate the transactions contemplated hereby.

     5.7    LITIGATION.  There is no litigation, action, suit, proceeding or
            ----------
governmental investigation pending or (to the best of AACA's or AACAF's knowledge) threatened against AACA or AACAF or affecting AACA or AACAF or any of their respective businesses or any of their respective assets, nor does AACA or AACAF know of any reasonable basis for such litigation, action, suit, proceeding or investigation. Neither AACA nor AACAF is not subject to any order, writ or decree of any court or governmental authority or agency.

     5.8    ARTICLES OF INCORPORATION AND BYLAWS OF AACAF.  A true, correct and
            ---------------------------------------------
complete copy of the Articles of Incorporation of AACAF is attached hereto as
Exhibit 5.8.  AACAF has provided a copy of its Bylaws to BM&M and to the BM&M
- -----------
Physicians.

     5.9    DISCLOSURE.  No representation or warranty by AACA or AACAF in this
            ----------
Agreement and no statement pertaining to AACA or AACAF in this Agreement or any document, Exhibit or certificate furnished or to be furnished to BM&M Physicians or BM&M pursuant hereto will contain any material untrue statement or omits or will omit to state a relevant fact necessary in order to make the statements contained herein or therein not misleading.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF VIVRA.
            ---------------------------------------
     VIVRA hereby represents, warrants, covenants and agrees to and with BM&M and the BM&M Physicians as follows.

     6.1    ORGANIZATION AND STANDING OF VIVRA.  VIVRA is a corporation duly
            ----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as now being conducted, and is duly qualified to do business, in each jurisdiction in which the nature of the property owned or leased or the nature of the businesses conducted so require.

     6.2    AUTHORITY.  VIVRA has corporate power to execute and deliver this
            ---------
Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Certificate of Incorporation, bylaws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby.

     6.3    VALIDITY OF AGREEMENTS.  Upon execution and delivery by all parties
            ----------------------
hereto, this Agreement, and all other agreements to be executed by VIVRA in connection herewith to the extent that they relate to VIVRA, will constitute the valid and binding obligation of VIVRA and be binding against VIVRA and enforceable in accordance with their respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

     6.4    LITIGATION.  There is no material suit, action, proceeding or
            ----------
investigation against or involving VIVRA or any of the properties or rights, pending or, to the knowledge of VIVRA, threatened. There is no material judgment, decree, injunction, rule or order of any governmental entity outstanding against VIVRA. VIVRA is not in violation of any term of any judgment, decree, injunction or order outstanding against it.

     6.5    FINANCIAL STATEMENTS.  VIVRA's audited consolidated financial
            --------------------
statements including a balance sheet, income statement and statement of cash flow, for the years ended November 30, 1994 and 1995, which have been previously delivered to BM&M and the BM&M Physicians, fairly present in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of VIVRA and its consolidated subsidiaries as of the date thereof and their consolidated results of operation and cash flows for the period then ended.

     6.6    VIVRA COMMON STOCK.  All of the shares of VIVRA Common Stock issued
            ------------------
under the provisions of this Agreement are duly authorized, fully paid and nonassessable, are registered pursuant to VIVRA's currently effective registration statement dated March 15, 1995, and are freely tradeable subject to the limitations set forth in Section 2.6.

     6.7    NO UNTRUE STATEMENTS.  No representation or warranty by VIVRA
            --------------------
contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide BM&M and BM&M Physicians with complete and accurate information as to VIVRA and the VIVRA Common Stock. Except as described in the S-4 Registration Statement and other materials delivered by VIVRA under cover dated February 29, 1996, and April 8, 1996, there are no facts known to VIVRA which would materially and adversely affect the VIVRA Common Stock.

SECTION 7.  COVENANTS OF AACA AND AACAF.
            ---------------------------

     7.1    BEST EFFORTS TO SECURE CONSENTS AND APPROVALS.  AACA and AACAF will
            ---------------------------------------------
take all necessary corporate and other action and will use its best efforts to obtain all consents and approvals required of AACAF to carry out the transactions contemplated by this Agreement and the Master Merger Agreement and to satisfy the conditions precedent specified herein and therein.

     7.2    HANDLING OF DOCUMENTS.  Until the Closing, AACA and AACAF shall keep
            ---------------------
confidential all information provided by BM&M or the BM&M Physicians pursuant to this Agreement which is not in the public domain, and shall exercise the same care in handling such information as it would exercise with similar information of its own. If the Closing does not occur, AACAF shall return all such documentation and keep the same confidential.

     7.3    EMPLOYMENT.  AACA (or its affiliated subsidiary) will offer
            ----------
employment to all of BM&M's employees, except the BM&M Physicians, who will be dealt with on an individual basis, but these employees shall, upon acceptance of employment with AACA, be "employees terminable at will" and subject to all employment policies of AACA. Subsequent to the date of this Agreement, no termination bonuses or severance pay is owed to or will be paid to any BM&M employees terminated as a result of the Merger of AACAF into BM&M or of AAI into the Surviving Corporation.

     7.4    COMPENSATION.  Subject to the consent of the "Senior Physicians" and
            ------------
to compliance with ERISA, AACA or the Surviving Corporation reserves the right in the future to raise salaries of BM&M's former employees consistent with the policies and standards governing AACA employees generally. AACA will credit each former BM&M employee hired by AACA with his or her service anniversary with BM&M for purposes of determining vacation, sick leave and holidays and other fringe benefits provided by AACA to its employees. To the extent permitted by ERISA, former BM&M employees shall be entitled to participate in all health, disability, retirement and other benefit plans of AACA in accordance with the terms of such plans; provided, however, that with respect to such health plans, AACA shall ensure that such employees are eligible for coverage at the Effective Time, are not subject to a "waiting period" as a result of the Merger, and are not subject to exclusion for pre-existing conditions unless they have been subject to such an exclusion under their current coverage.

     7.5    REIMBURSEMENT.  AACA or the Surviving Corporation
            -------------
hereby waives any right or claim to reimbursement, on behalf of the Surviving Corporation or otherwise, from the BM&M Physicians of any payments or expenditures made by BM&M prior to the Effective Time to or for the benefit of BM&M Physicians, notwithstanding any contrary or inconsistent position which may be taken by any governmental entity with respect to such payments or expenditures.

     7.6    COMPANY CAR.  AACA and AACAF acknowledge that BM&M reflects among
            -----------
the assets carried on its books a LEXUS automobile which was purchased by BM&M to be used by Martell (such automobile being referred to hereinafter as the "LEXUS"). After the Effective Time, the following shall apply with respect to the LEXUS. Martell may have exclusive use of the LEXUS during his employment by Surviving Corporation; after his retirement from Surviving Corporation, if Martell retires, Frank J. Martell, M.D. may have exclusive use of the LEXUS; upon request by Martell during his employment for a new automobile, AACA or Surviving Corporation will sell the LEXUS for fair market value and enter into a lease for a new automobile comparable to the lease in effect for Mirmelli; and at any time prior to such sale of the LEXUS, Martell may purchase the LEXUS at its then, net book value based upon Surviving Corporation's books and records upon reasonable notice to Surviving Corporation of such election to purchase.

  7.7  GOVERNANCE OF NEWCO.  AACA shall govern the Surviving Corporation as
       -------------------
contemplated in Section 3.2 of the Master Merger Agreement.

  7.8  RETENTION OF EMPLOYEES.  AACA will take no action to solicit or reassign
       ----------------------
to other practices managed by AACA any employees retained by Newco without the prior written consent of the Senior Physicians during the time that they are employed by Newco.

SECTION 8.  COVENANTS OF THE BM&M PHYSICIANS AND BM&M.
            -----------------------------------------

     8.1    ACCESS AND INFORMATION.  The BM&M Physicians and BM&M shall give to
            ----------------------
AACA and AACAF and their lenders, underwriters, investors and representatives reasonable access during normal business hours to their respective premises, books, accounts and records and all other relevant documents and will make available, and use their respective best efforts to cause their respective independent accountants to make available, copies of all such documents and information with respect to the business and properties of BM&M as representatives of AACA may from time to time request, including, without limitation, the working papers used to prepare the Financial Statements, all in such manner as not unduly to disrupt their normal business activities. The foregoing shall be subject to federal and state laws regarding the privacy of medical records.

     8.2    CONDUCT OF BUSINESS.  If there shall be a lapse of time between the
            -------------------
date hereof and the Effective Time, except as otherwise approved by AACAF, BM&M shall conduct its business only in the ordinary course consistent with past practice and in such a manner that representations and warranties contained in
Section 4
shall be true and correct at and as of the Closing (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by BM&M and the BM&M Physicians at the Closing shall have been satisfied. BM&M shall, consistent with conducting its business in accordance with reasonable business judgment, preserve its business intact; use its best efforts to keep available to BM&M the services of its present employees (except those dismissed by BM&M or those who voluntarily discontinue their employment); and preserve for AACAF the goodwill of the suppliers, patients and others having business relations with BM&M.

     8.3    BEST EFFORTS TO SECURE CONSENTS AND APPROVALS.  The BM&M Physicians
            ---------------------------------------------
and BM&M shall take the necessary corporate or other action and shall each use its or their, as the case may be, best efforts to secure before the Closing all necessary consents, approvals and amendments of agreements required of the BM&M Physicians and BM&M to carry out the transactions contemplated by this Agreement and to satisfy the conditions precedent specified herein. Each BM&M Physician will use his best efforts to have all BM&M Physician Contracts of such BM&M Physician continue in effect with respect to such BM&M Physician as an employee of the Surviving Corporation following the Effective Time.

SECTION 9.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BM&M PHYSICIANS AND
            ------------------------------------------------------------------
BM&M.
- ----

     All obligations of the BM&M Physicians and BM&M which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by AACA at or prior to the Closing and to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by the BM&M Physicians at any time at or prior to the Closing).

     9.1    REPRESENTATIONS AND WARRANTIES TRUE.  All of the representations and
            -----------------------------------
warranties made by AACA, AACAF and VIVRA contained in Sections 5 and 6, respectively, of this Agreement shall be true as of the date of this Agreement, and shall be true at and as of the date of Closing in all material respects; AACA and AACAF shall have performed and complied with in all material respects all covenants and conditions required by this Agreement to be performed or complied with by AACA and AACAF prior to or at the Closing; and the BM&M Physicians shall have been furnished with a certificate of the President or any Vice President of AACA and of VIVRA dated as of the Closing, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

     9.2    AUTHORITY.  All action required to be taken by or on the part of
            ---------
AACA, AACAF or VIVRA to authorize the execution, delivery and performance of this Agreement by AACA, AACAF and

VIVRA and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of AACA, AACAF and of VIVRA.

     9.3    NO OBSTRUCTIVE PROCEEDING.  No action or proceedings shall have been
            -------------------------
instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against the BM&M Physicians which seek to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

     9.4    NO MATERIAL ADVERSE CHANGE.       As of the date of this Agreement,
            --------------------------
there shall have been no material adverse changes in the business or assets of AACA or AACAF.

     9.5    MASTER MERGER AGREEMENT.  All of the conditions precedent to the
            -----------------------
obligations of the parties set forth in the Master Merger Agreement shall have been met or waived, as the case maybe, by all parties to the Master Merger Agreement except as otherwise specifically provided therein.

     9.6  CONTINUITY OF REGISTRATION.  The Registration Statement covering the
          --------------------------
sale of the VIVRA Common Stock to the BM&M Physicians shall remain effective and shall not be subject to a stop order or proceeding seeking a stop order, and the VIVRA Common Stock shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

SECTION 10.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AACAF.
             ------------------------------------------------

     All obligations of VIVRA, AACA and AACAF which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by the BM&M Physicians and BM&M at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by AACA at any time at or prior to the Closing):

     10.1   REPRESENTATIONS AND WARRANTIES TRUE.  All of the representations and
            -----------------------------------
warranties of the BM&M Physicians and BM&M contained in Section 4 of this Agreement shall be true as of the date of this Agreement, and shall be true at and as of the date of Closing in all material respects; the BM&M Physicians and BM&M shall have performed or complied with in all material respects all covenants and conditions required by this Agreement to be performed or complied with by the BM&M Physicians and BM&M prior to or at the Closing; and AACA shall be furnished with a certificate of the BM&M Physicians, dated the Closing, certifying to the truth of such representations and warranties as of the time of the Closing and to the fulfillment of such covenants and conditions.

     10.2   NO OBSTRUCTIVE PROCEEDING.  No action or proceedings shall have been
            -------------------------
instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against AACA or its affiliates which seeks to, or would, render it unlawful as of the Closing to effect the Merger in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

     10.3   CONSENTS AND APPROVALS.  Each of the parties to any BM&M Contract
            ----------------------
under which the Merger contemplated hereby would constitute or result in a default or acceleration of obligations shall have given such consent as may be necessary to permit the consummation of the Merger contemplated hereby without constituting or resulting in a default or acceleration under such agreement, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given.

     10.4   NO ADVERSE CHANGE.  As of the date of this Agreement,  no event
            -----------------
shall have occurred or have been threatened which has or would have a material and adverse effect upon BM&M, and BM&M shall not have sustained any loss or damage to its assets or property, whether or not insured, or union activity that affects materially and adversely its ability to conduct its business.

     10.5   RELEASE OF ENCUMBRANCES.  All Encumbrances shall have been released
            -----------------------
at or prior to the Closing.

     10.6   LICENSES.   AACA shall not have learned that there is any material
            --------
impediment beyond its control to the Surviving Corporation's ability to obtain all business licenses to operate the Business. The BM&M Physicians shall not have learned that there is any material impediment beyond their control to their ability to transfer or assign their licenses to practice medicine to, and to practice medicine through, the Surviving Corporation.

     10.7   POOLING.  Having exercised its best efforts to comply with the SEC
            -------
rules and regulations governing eligibility for pooling of interests accounting treatment, AACA shall be satisfied that the business combination to be effected by the Merger may be accounted for as a pooling of interests under generally accepted accounting principles and all applicable SEC rules and regulations.

     10.8   MASTER MERGER AGREEMENT.  All of the conditions precedent to the
            -----------------------
obligations of the parties set forth in the Master Merger Agreement shall have been met or waived by all parties to the Master Merger Agreement except as otherwise specifically provided therein.

     10.9   CONTINUITY OF REGISTRATION.  The Registration Statement covering the
            --------------------------
sale of the VIVRA Common Stock to the BM&M Physicians shall remain effective and shall not be subject to a stop order or proceeding seeking a stop order, and the VIVRA Common Stock shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

SECTION 11.  TERMINATION.
             -----------

     AACAF on the one hand, or BM&M and the BM&M Physicians on the other hand, by giving written notice to the other at any time on or prior to the Closing Date (unless extended by mutual agreement of the parties) may terminate this Agreement if (a) a material default shall be made by the other in the observance of or in the due and timely performance of the covenants and agreements herein contained, which default cannot be cured on or prior to the Closing, or (b) if, as of the Closing, the conditions precedent to the performance of the obligations of the one, including those specified in the Master Merger Agreement, shall not have been fulfilled and shall not have been waived by such party.

SECTION 12.  INDEMNIFICATION.
             ---------------

     12.1   INDEMNITY BY THE BM&M PHYSICIANS.  The BM&M Physicians, jointly and
            --------------------------------
severally (except as otherwise provided in Section 12.3 below), shall indemnify, defend and hold harmless AACA and each affiliate of AACA (all of whom for purposes of this Section 12 shall be considered to be AACA) from and against the following, any one of which shall be deemed to be an "AACA indemnifiable loss" under this Agreement:

     (a)    all Undisclosed Liabilities;

     (b) any and all losses, damages, costs or deficiencies resulting from any and all misrepresentations or breaches of warranty or failures to perform agreements or undertakings by the BM&M Physicians or BM&M contained in or made pursuant to this Agreement or in other agreements executed by the BM&M Physicians or BM&M in connection with this Agreement; and

     (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, attorneys' fees, interest, penalties and amounts paid in settlement of any such claim) incident to any of the foregoing.

     12.2   UNDISCLOSED LIABILITIES.  For purposes of Section 12.1 hereof, the
            -----------------------
term "Undisclosed Liabilities" shall mean:

               (i) any liability for any sales tax (or any interest or penalties with respect thereto) payable as a result of the consummation of the transactions contemplated hereby that is not reflected in Exhibit 4.14;
                                                          ------------

               (ii)      except as stated in Exhibit 4.14 hereto, any liability
                                             ------------
under any employee benefit or welfare plan or regarding withholding taxes owed to or with respect to any employee or independent contractor of BM&M accruing prior to the date of Closing;

               (iii) liabilities and obligations of the BM&M Physicians or BM&M for any breach or violation, as of the date of Closing, of any BM&M Physician Contracts or BM&M Contracts;

               (iv) liabilities and obligations of the BM&M Physicians or BM&M for environmental or ecological matters or conditions existing at or before the Closing, including those relating to the use, transport, disposal, handling or storage of hazardous or toxic materials, pollutants, contaminants, petroleum products, or waste (including, without limitation, medical waste);

               (v) any liability or obligation of the BM&M Physicians or BM&M accruing at or before the date of Closing for violations of law;

               (vi) any liability of the BM&M Physicians or BM&M with respect to a breach of this Agreement;

               (vii) any liability or obligation to Medicare, Medicaid, Blue Cross/Blue Shield (or any other third party payer) as a result of recapture of amounts paid by any such payer to the BM&M Physicians or BM&M or any overpayments made by such payer to the BM&M Physicians or BM&M or any disallowance of any claim of the BM&M Physicians or BM&M;

               (viii) any tort liability, products liability or malpractice liability of the BM&M Physicians or BM&M accruing at or before the date of Closing;

               (ix) liabilities and obligations of the BM&M Physicians or BM&M incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal and accounting fees;

               (x) any liability of BM&M which is not reflected in the BM&M Financial Statements referred to in Section 4.7 hereof or in Exhibit 4.14 hereto; and
             ------------

               (xi) any liability whatsoever, of BM&M, the BM&M Physicians, ACCAF, VIVRA, or otherwise incurred in connection with the Qualified Plans referred to in Section 10.9 hereof either before or after the Effective Time.

     12.3   JOINT AND SEVERAL LIABILITY OF BM&M PHYSICIANS.  The BM&M Physicians
            ----------------------------------------------
shall be jointly and severally liable for all ACCA indemnifiable losses except for any ACCA indemnifiable losses arising from or connected with (i) each BM&M Physician's malpractice, (ii) each BM&M Physician's violations of law or, (iii) each BM&M Physician's violation of any BM&M Physician Contract, for which each BM&M Physician shall remain severally liable only.

     12.4   PAYMENT FOR ACCA INDEMNIFIABLE LOSSES.  Subject to the materiality
            -------------------------------------
standard set forth in Section 12.7 hereof, the BM&M Physicians shall pay to ACCA or any affiliate of ACCA, as the case may be, all amounts owed to ACCA pursuant to Section 12.1 within thirty (30) days after written demand therefor. In the event that any third person, including, without limitation, any governmental taxing authority, shall assert any claim or action against ACCA or an affiliate of ACCA which, if successful, might result in an ACCA indemnifiable loss, ACCA shall promptly notify the BM&M Physicians, in writing, of such claim or action, and at the BM&M Physicians' option, they may, at their sole expense, assume control over the defense of such claim or action, but in any event ACCA (and its affiliate, as the case may be) shall have the right to participate in the defense of any such claim or action. If, after notice thereof, the BM&M Physicians shall not assume the defense of, or if after so assuming such defense they shall fail to continue to defend, any such claim or action, ACCA (and its affiliate, as the case may be) may defend any such claim or action and ACCA (and its affiliate, as the case may be) may then settle or compromise such claim or action on terms it deems reasonable. The BM&M Physicians shall promptly satisfy and pay any final judgment rendered with respect to any such claim or action or any compromise or settlement thereof and shall pay the reasonable expenses, legal or otherwise of ACCA (and its affiliate, as the case may be) in the defense of any such claim or action. If the BM&M Physicians do not pay any such ACCA indemnifiable loss pursuant to any such judgment, settlement or compromise within thirty (30) days after written demand, ACCA may pay the same and set off the amount paid against any payments due the BM&M Physicians. If ACCA (or an affiliate of ACCA) suffers an ACCA indemnifiable loss directly (not as a result of a third party claim or action), ACCA will first recover such ACCA indemnifiable loss pursuant to the terms of the Escrow Agreement, then, if the remaining Escrowed Shares are insufficient to cover the ACCA indemnifiable loss or if the Escrow Agreement has expired, ACCA may set off the amount of the same against payments due the BM&M Physicians or demand payment therefor from the BM&M Physicians.

For purposes hereof, an "affiliate" of ACCA shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with ACCA. Notwithstanding the foregoing, any AACA indemnifiable loss which is not considered to be a specific indemnifiable loss consistent with the requirements for pooling of interest accounting treatment may only be recovered during the term of and according to the provisions of the Escrow Agreement.

     12.5   INDEMNITY BY ACCA.  ACCA shall indemnify, defend and hold harmless
            -----------------
the BM&M Physicians from and against the following, any one of which shall be defined to be a "BM&M indemnifiable loss" under this Agreement:

            (a) any and all losses, damages, costs or deficiencies resulting from any and all misrepresentations or breaches of warranty or failures to perform agreements or undertakings by AACA or ACCAF contained in or made pursuant to this Agreement or in other agreements executed by AACA or ACCAF in connection with this Agreement;

            (b) any and all losses, damages, costs or deficiencies incurred by the BM&M Physicians arising from any failure by the Surviving Corporation to satisfy any obligation under the BM&M Contracts to be performed by the Surviving Corporation by their stated terms after the Closing Date; and

            (c) any and all actions, suits, proceedings, claims, demands assessments, judgments, costs and expenses (including, without limitation, attorneys' fees, interest, penalties and amounts paid in settlement of any such claim) relating to any of the foregoing.

     12.6   PAYMENT FOR BM&M INDEMNIFIABLE LOSSES.  Subject to the materiality
            -------------------------------------
standard set forth in Section 12.7 hereof, ACCA, its successors and assigns shall pay the BM&M Physicians all amounts owed to them pursuant to Section 12.5 within thirty (30) days after written demand therefor. In the event that any third person shall assert any claim or action against the BM&M Physicians which, if successful, might result in a claim for a BM&M indemnifiable loss, the BM&M Physicians shall promptly notify ACCA in writing of such claim or action, and at ACCA's option, ACCA may, at its sole expense, assume control over the defense of such claim or action, but in any event the BM&M Physicians shall have the right to participate in the defense of any such claim or action. If after notice thereof, ACCA shall not assume the defense of, or if after so assuming it fails to continue to defend, any such claim or action, the BM&M Physicians may defend any such claim or action and the BM&M Physicians may then settle or compromise such claim or action on terms they deem reasonable. ACCA shall promptly satisfy any final judgment rendered with respect to any such claim or action or any compromise or settlement thereof and shall pay the reasonable expenses, legal or otherwise, of the BM&M Physicians in the defense of any such claim or action.

     If the BM&M Physicians suffer a BM&M indemnifiable loss directly (not as a result of a third party claim or action), the BM&M Physicians may set off the amount of the same against payments due ACCA or demand payment therefor from ACCA.

     12.7   MATERIALITY.  BM&M's obligation to indemnify ACCA and ACCA's
            -----------
obligation to indemnify BM&M set forth in this Section 12 shall be subject to a materiality standard of $50,000, such that all indemnifiable losses shall be accumulated and payable in full once the respective total of ACCA indemnifiable losses or BM&M indemnifiable losses, as the case may be, equals or exceeds $50,000 on a cumulative basis.

     12.8   REMEDIES CUMULATIVE.  The remedies provided herein shall be
            -------------------
cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies to which such party is entitled by law.

     12.9   SURVIVAL.  The representations and warranties of the
            --------
parties set forth in this Agreement shall expire one (1) year after the Effective Time.

SECTION 13.  MISCELLANEOUS.
             -------------

     13.1   EXPENSES.  All expenses of the preparation of this Agreement and of
            --------
the other agreements and transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment advisor's fees and disbursements, shall be borne by the BM&M Physicians in the case of BM&M or any of the BM&M Physicians and by AACA in the case of AACA and its affiliates.

     13.2   NOTICES.  All notices, demands and other communications hereunder
            -------
shall be written and shall be deemed to have been duly given if delivered in person or mailed by Federal Express (or other national air courier service), charges prepaid, to the address set forth below:

     To AACA, AACAF or        Asthma & Allergy CareAmerica, Inc.
     VIVRA:                   8601 Dunwoody Place, Suite 440
                              Atlanta, Georgia  30350
                              Attention: Robert Prosek, President

     with a copy to:          Paul L. Hudson, Jr., Esq.
                              Parker, Hudson, Rainer & Dobbs
                              1500 Marquis Two Tower
                              285 Peachtree Center Avenue, N.E.
                              Atlanta, Georgia  30303

     To BM&M or the           Frank R. Martell, M.D.
     BM&M Physicians:         120 Paloma Drive
                              Coral Gables, Florida  33143-6545

                              Philip C. Mirmelli, M.D.
                              6500 N. Bay
                              Miami Beach, Florida  33141

     with a copy to:          Marvin C. Gutter, Esq.
                              Gutter, Josepher, Ruffin & Sheehy
                              Trade Centre South, Suite 900,
                              100 West Cypress Creek Road
                              Ft. Lauderdale, Florida 33309

     and a copy to:           Charles Ruffner, Esq.
                              601 Brickell Key Drive
                              Suite 507
                              Miami, Florida  33131

or to such other address as AACA or the BM&M Physicians may designate by notice to the other. Notices delivered in person shall be deemed delivered on the date of delivery and notices sent via air courier service, as aforesaid, shall be deemed delivered on the date of delivery as indicated by the records of the courier service. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or other communication. Any notice, request or other communication required or permitted to be given by any party may be given by such party's legal counsel.

     13.3   ENTIRE AGREEMENT.  This Agreement and the Exhibits, and the other
            ----------------
agreements and schedules and documents delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, letters of intent negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

     13.4   GOVERNING LAW; TAX REPORTING; ACCOUNTING TREATMENT.  The validity
            --------------------------------------------------
and construction of this Agreement shall be governed by the laws of the State of Florida. With respect to tax reporting, the parties agree and intend that the Merger will be treated for United States income tax purposes as a tax-free reorganization described in the Internal Revenue Code of 1986, as amended (the "Code"), Section 368, and all of the parties shall report the Merger in accordance with the relevant tax regulations. In the event the Merger fails to so qualify, the parties agree that VIVRA is acquiring the stock of BM&M. With respect to accounting treatment, any increase or decrease in tax required by Section 481 of the Code to place the accounts of BM&M on the accrual method of accounting shall be taken into account by AACA and VIVRA and not by BM&M or the BM&M Physicians. The parties agree and acknowledge that no election will be made for the 1996 year under Section 338 of the Code (and no attempt otherwise to "step up" the basis of the assets received by AACA in the Merger will be made) unless BM&M and/or the BM&M Physicians are in breach of their representation and warranty given in
Section 4.27 hereof.

     13.5   ARBITRATION.
            -----------

            13.5.1 The parties will attempt through good faith negotiations to resolve their disputes regarding this Agreement. The term "disputes" includes, without limitation, any disagreements between the parties concerning the existence, formation, interpretation and implementation of this Agreement. If the parties are to resolve their disputes by negotiation, either party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity.

            13.5.2 There shall be three arbitrators. If the parties fail to select mutually acceptable arbitrators within ten (10) days after the notice of arbitration, a tribunal of arbitrators (one selected by BM&M, one selected by AACA, and one who shall be appointed by the first two arbitrators), who shall be located in Ft. Lauderdale, Florida, shall be appointed as soon as possible on the request of either party. If any party fails to select an arbitrator within ten (10) days after demand, such arbitrator shall be appointed by the American Arbitration Association. The fee payable to the arbitrators shall be based upon the then current fee schedule of the American Arbitration Association.

            13.5.3  The parties shall have reasonable rights of discovery.

            13.5.4 Except as set forth in this Section, the tribunal shall conduct the arbitration according to the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall take place in Ft. Lauderdale, Florida, unless the parties otherwise agree. The tribunal shall base the decision on the express language of this Agreement. Within ten (10) days after the tribunal is appointed, or as soon thereafter as shall be reasonably practicable, the tribunal will conduct a hearing on the dispute. Each party may make written submissions to the tribunal, and each party shall have a reasonable opportunity for rebuttal, but no longer than ten (10) days. As soon as reasonably practicable, but not later than ten (10) days after the hearing is completed, the tribunal shall arrive at a final decision, which shall be reduced to writing, signed by the tribunal and mailed to each party and its legal counsel.

            13.5.5 All decisions of the tribunal shall be final, and binding on all parties, and (except as provided below) shall constitute the only method of resolving disputes. Judgment may be entered upon the decision in accordance with applicable law in any court having jurisdiction.

            13.5.6 This arbitration section and all decisions of the tribunal shall be specifically enforceable in a court of law, or in the arbitral tribunal.

     13.6   SECTION AND EXHIBIT HEADINGS.  The Section and Exhibit headings are
            ----------------------------
for reference only and shall not limit or control the meaning of any provisions of this Agreement.

     13.7   WAIVER.  No delay or omission on the part of any party hereto in
            ------
exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

     13.8   NATURE AND SURVIVAL OF REPRESENTATIONS.  All statements contained in
            --------------------------------------
any certificate delivered by or on behalf of a party to this Agreement in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by such party hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive the Effective Time as set forth in
Section 12.8 of this Agreement.

     13.9   EXHIBITS.  All Exhibits, schedules and documents referred to in, or
            --------
attached to, this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

    13.10  AMENDMENTS.  This Agreement may be amended, but only in writing,
           ----------
signed by the parties hereto.

     13.11 COUNTERPARTS.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

     13.12 ATTORNEYS' FEES.  In the event that a suit, action, arbitration, or
           ---------------
other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, any action seeking a declaration of rights or any action for rescission, is instituted to interpret or enforce this Agreement or any provision of this Agreement, each party shall be and remain liable for its attorneys', paralegals', accountants', and other experts' professional fees and all other fees, costs, and expenses actually incurred in connection therewith.

     13.13 RULES OF CONSTRUCTION.  All references herein to the singular shall
           ---------------------
include the plural, and vice versa, and all references herein to the neuter shall include the masculine or feminine, as the case may be, and vice versa. When general words or terms are used herein followed by the word "including" (or another form of the word "include") and words of particular and specific meaning, the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning. All parties have participated in the drafting of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of a party by reason of such party having or being deemed to have drafted, structured or dictated such provisions.

     13.14 TIME.  Time is of the essence of this Agreement.
           ----

     13.15 FURTHER ASSURANCES.  Following the Closing, BM&M Physicians and AACA
           ------------------
will, at the request of the other, execute and deliver such other instruments or assignment, transfer and conveyance and take such other actions as a party may reasonably request to more effectively effect the Merger and other transactions contemplated by this Agreement. To the extent that BM&M's rights under any BM&M Contract, by virtue of the Merger, require the consent of another person which consent has not been obtained prior to, or concurrent with, the execution hereof, BM&M Physicians will cooperate with AACA and the Surviving Corporation in any reasonable arrangement that is designed to provide for AACA and the Surviving Corporation the benefit of such asset.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              ASTHMA & ALLERGY CAREAMERICA, INC.,
                               a Delaware corporation ("AACA")



                              By: __________________________________

                                 Title: ____________________________

                              ASTHMA & ALLERGY CAREAMERICA OF FLORIDA, INC., a Florida corporation ("AACAF")



                              By: __________________________________

                                 Title: ____________________________


                              VIVRA INCORPORATED, a Delaware
                               corporation ("VIVRA")



                              By: __________________________________

                                 Title: ____________________________


                              BRENNAN, MARTELL AND MIRMELLI, M.D.'S, P.A., a Florida professional service corporation ("BM&M")



                              By: __________________________________

                                 Title: ____________________________




                              _______________________________________
                              FRANK R. MARTELL, M.D., an
                               individual resident of Florida
                               ("Martell")



                              _______________________________________
                              PHILIP C. MIRMELLI, M.D., an individual resident of Florida ("Mirmelli")